Exhibit 99.1

Date:	July 26, 2022	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

HUBBELL REPORTS SECOND QUARTER 2022
EARNINGS PER DILUTED SHARE OF $2.51 AND
ADJUSTED EARNINGS PER SHARE OF $2.81
•Q2 net sales +19% (organic +20%)
•Q2 diluted EPS of $2.51; adjusted diluted EPS of $2.81
•Raise FY22 diluted EPS to $8.25-$8.65; adjusted diluted EPS of $9.40-$9.80
•Closed on two bolt-on acquisitions in July

SHELTON, CT. (July 26, 2022) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the second quarter ended June 30, 2022. The Company is reporting its diluted earnings per share data on a continuing operations basis.

“Hubbell delivered another strong quarter of operating performance,” said Gerben Bakker, Chairman, President and Chief Executive Officer. “Strong markets and continued traction on price drove 20% organic net sales growth in the quarter, while solid execution in a dynamic operating environment drove significant operating margin expansion and operating profit growth.”

Mr. Bakker continued, “Grid modernization and electrification continue to drive demand for reliable and efficient critical infrastructure solutions. In particular, Utility Solutions orders remain strong and continue to outpace increasing shipment levels, leading to another quarter of backlog build as utilities actively invest to harden and modernize the electrical grid. Robust communications markets also continue to drive strength across both segments as telecom customers invest in building out 5G networks, rural broadband access and fiber-to-the-home upgrades. In Electrical Solutions, strong demand across light industrial, heavy industrial and non-residential markets was partially offset by softness in residential markets."

Mr. Bakker concluded, "We are also pleased to announce the acquisitions of PCX and Ripley Tools. PCX is a leading integrator of datacenter power systems which will bolster our emerging presence in this attractive strategic growth vertical. Ripley Tools is a specialty tools provider which will complement our strong depth and breadth of offering in the electrical T&D and communications markets. Bolt-on acquisitions are a critical component of Hubbell’s strategy for shareholder value creation, and we believe that these businesses are strong strategic fits with attractive long-term financial profiles.”
Certain terms used in this release, including "Net debt", "Free Cash Flow", "Organic net sales", "Organic net sales growth", "Restructuring-related costs", "Adjusted EBITDA", and certain other "adjusted" measures, are defined under the section entitled "Non-GAAP Definitions." See page 8 for more information.

SECOND QUARTER FINANCIAL HIGHLIGHTS
The comments and year-over-year comparisons in this segment review are based on second quarter results in 2022 and 2021.
Electrical Solutions segment net sales in the second quarter of 2022 increased 13% to $528 million compared to $466 million reported in the second quarter of 2021. Organic net sales increased 14% in the quarter while foreign exchange decreased 1%. Operating income was $79.2 million, or 15.0% of net sales, compared to $69.3 million, or 14.9% of net sales in the same period of 2021. Adjusted operating income was $82.7 million, or 15.7% of net sales, in the second quarter of 2022 as compared to $72.6 million, or 15.6% of net sales in the same period of the prior year. Changes in adjusted operating profit and operating margin were driven primarily by volume growth and price realization in excess of material cost inflation, partially offset by higher logistics and supply chain costs, cost increases in excess of productivity and increased restructuring investment.
Utility Solutions segment net sales in the second quarter of 2022 increased 24% to $729 million compared to $589 million reported in the second quarter of 2021. Organic net sales increased 24% in the quarter. Total Utility T&D Components net sales increased approximately 32% and Utility Communications and Controls net sales increased by approximately 3%. Operating income was $111 million, or 15.3% of net sales, in the second quarter of 2022 as compared to $73 million, or 12.4% of net sales in the same period of 2021. Adjusted operating income was $125 million, or 17.2% of net sales, in the second quarter of 2022 as compared to $89 million, or 15.1% of net sales in the same period of the prior year. Increases in adjusted operating profit and adjusted operating margin were primarily due to volume growth and price realization in excess of material cost inflation, partially offset by higher logistics and supply chain costs, costs increases in excess of productivity, as well as increased investment.
Adjusted second quarter 2022 results exclude $0.24 of amortization of acquisition-related intangible assets and $0.06 due to a pension settlement charge. Adjusted second quarter 2021 results exclude $0.27 of amortization of acquisition-related intangible assets, $0.23 related to the loss on early extinguishment of debt and $0.10 related to the loss on a disposal of a business. Results from discontinued operations are presented on a GAAP basis and include amortization of acquisition-related intangible assets, transaction and separation costs and gain on disposal of business.
Net cash provided by operating activities from continuing operations was $188.6 million in the second quarter of 2022 versus $136.7 million in the comparable period of 2021. Free cash flow was $168.1 million in the second quarter of 2022 versus $119.1 million in the comparable period of 2021.

SUMMARY & OUTLOOK
For the full year 2022, Hubbell anticipates diluted earnings per share in the range of $8.25-$8.65 and anticipates adjusted diluted earnings per share ("Adjusted EPS") in the range of $9.40-$9.80. Adjusted EPS excludes amortization of acquisition-related intangible assets, which the Company expects to be approximately $1.05 for the full year and approximately $0.10 due to a pension settlement charge. The Company believes Adjusted EPS is a useful measure of underlying performance in light of our acquisition strategy and core operations.
Hubbell anticipates full year 2022 total sales growth of +14-16% and organic net sales growth of +13-15%. The Company anticipates net M&A contributing +1% to full year sales growth and approximately $0.10 of full year Adjusted EPS.
Updated 2022 guidance also incorporates the anticipation of accelerated investments in the second half of 2022. These investments include an acceleration of planned restructuring and footprint optimization initiatives, targeted capacity expansion in areas with high visibility to strong demand, and innovation initiatives in strategic growth verticals. The Company now expects approximately $0.40 per share of anticipated restructuring and related investments for the full year 2022.
The earnings per share and adjusted earnings per share ranges continue to be based on an adjusted tax rate of 22.0% to 22.5%. The Company continues to expect full year 2022 free cash flow conversion of 90-100% of adjusted net income.

CONFERENCE CALL
Hubbell will conduct an earnings conference call to discuss its second quarter 2022 financial results today, July 26, 2022 at 10:00 a.m. ET. A live audio of the conference call will be available and can be accessed by visiting Hubbell's "Investor Relations - Events/Presentations" section of www.hubbell.com. Audio replays will also be available at the conclusion of the call by visiting www.hubbell.com and selecting "Investors" from the options at the bottom of the page and then "Events/Presentations" from the drop-down menu.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, condition and outlook, anticipated end markets, the benefits of bolt-on acquisitions such as PCX and Ripley Tools, our ability to execute on our strategy for delivering attractive long-term results for our shareholders, anticipated 2022 total sales growth and organic net sales growth, expectations regarding accelerated investments in the second half of 2022, including in innovation and targeted capacity expansion, as well as restructuring and footprint optimization initiatives, plans regarding restructuring and related investments, and all statements, including our projected financial results set forth in “Summary & Outlook” above, as well as other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth, changes in operating results, market conditions and economic conditions are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “plan”, “estimated”, “target”, “should”, “could”, “may”, "subject to", “continues”, “growing”, “projected”, “if”, “potential”, “will”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or the Company’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: our ability to effectively execute our business plan in light of the ongoing and dynamic COVID-19 pandemic; the effectiveness of the actions that we take to address the effects of the COVID-19 pandemic; the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside the Company’s control; the effects of trade tariffs, import quotas and other trade restrictions or actions taken by the U.S., U.K., and other countries, including changes in U.S. trade policies; changes in product sales prices and material costs; failure to achieve projected levels of efficiencies, cost savings and cost reduction measures, including those expected as a result of our lean initiatives and strategic sourcing plans; effects of unfavorable foreign currency exchange rates and the potential use of hedging instruments to hedge the exposure to fluctuating rates of foreign currency exchange on inventory purchases; regulatory issues, changes in tax laws, or changes in geographic profit mix affecting tax rates and availability of tax incentives; general economic and business conditions as well as inflationary trends; the impact of and the ability to complete and integrate strategic acquisitions, including the integration of PCX and Ripley Tools; the impact of certain divestitures, including the benefits and costs of, the sale of the Commercial and Industrial Lighting business to GE Current, a Daintree Company; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including the "Business", "Risk Factors", “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Forward-Looking Statements” and "Quantitative and Qualitative Disclosures about Market Risk" sections in the Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q.

About the Company
Hubbell Incorporated is a leading manufacturer of utility and electrical solutions enabling customers to operate critical infrastructure safely, reliably and efficiently. With 2021 revenues of $4.2 billion, Hubbell solutions empower and energize communities in front of and behind the meter. The corporate headquarters is located in Shelton, CT.

Contact:

Dan Innamorato
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000

#######

NON-GAAP DEFINITIONS
References to "adjusted" operating measures exclude the impact of certain costs, gains or losses. Management believes these adjusted operating measures provide useful information regarding our underlying performance from period to period and an understanding of our results of operations without regard to items we do not consider a component of our core operating performance. Adjusted operating measures are non-GAAP measures, and include adjusted operating income, adjusted operating margin, adjusted net income from continuing operations attributed to Hubbell Incorporated, adjusted net income from continuing operations available to common shareholders, adjusted net income attributable to Hubbell, adjusted earnings per diluted share from continuing operations, and adjusted EBITDA. These non-GAAP measures exclude, where applicable:
•Amortization of all intangible assets associated with our business acquisitions, including inventory step-up amortization associated with those acquisitions. The intangible assets associated with our business acquisitions arise from the allocation of the purchase price using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations.” These assets consist primarily of customer relationships, developed technology, trademarks and tradenames, and patents, as reported in Note 7—Goodwill and Other Intangible Assets, under the heading “Total Definite-Lived Intangibles,” within the Company’s audited consolidated financial statements set forth in its Annual Report on Form 10-K for Fiscal Year Ended December 31, 2021. The Company excludes these non-cash expenses because we believe it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of our financial results over multiple periods, and (iii) provides more relevant comparisons of our results with the results of other companies as the amortization expense associated with these assets may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions. Although we exclude amortization of these acquired intangible assets and inventory step-up from our non-GAAP results, we believe that it is important for investors to understand that revenue generated, in part, from such intangibles is included within revenue in determining adjusted net income attributable to Hubbell Incorporated.
•Pension charges including a settlement charge in the second quarter of 2022.
•Losses recognized in the second quarter of 2021 from the early extinguishment of long-term debt and the disposition of a business. The Company excludes these losses because we believe it enhances management's and investors' ability to analyze underlying business performance and facilitates comparisons of our financial results over multiple periods.
•Income tax effects of the above adjustments which are calculated using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction, unless otherwise noted.

Adjusted EBITDA is a non-GAAP measure that excludes the items noted above and also excludes the Other income (expense), net, Interest expense, net, and Provision for income taxes captions of the Condensed Consolidated Statement of Income, as well as depreciation and amortization expense.

Net debt (defined as total debt less cash and investments) to total capital is a non-GAAP measure that we believe is a useful measure for evaluating the Company's financial leverage and the ability to meet its funding needs.
Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financing. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.
In connection with our restructuring and related actions, we have incurred restructuring costs as defined by U.S. GAAP, which are primarily severance and employee benefits, asset impairments, accelerated depreciation, as well as facility closure, contract termination and certain pension costs that are directly related to restructuring actions. We also incur restructuring-related costs, which are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes, and certain other costs and gains associated with restructuring actions. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure.
Organic net sales, a non-GAAP measure, represent net sales according to U.S. GAAP, less net sales from acquisitions and divestitures during the first twelve months of ownership or divestiture, respectively, less the effect of fluctuations in net sales from foreign currency exchange. The period-over-period effect of fluctuations in net sales from foreign currency exchange is calculated as the difference between local currency net sales of the prior period translated at the current period exchange rate as compared to the same local currency net sales translated at the prior period exchange rate. We believe this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends. When comparing net sales growth between periods excluding the effects of acquisitions, business dispositions and currency exchange rates, those effects are different when comparing results for different periods. For example, because net sales from acquisitions are considered inorganic from the date we complete an acquisition through the end of the first year following the acquisition, net sales from such acquisition are reflected as organic net sales thereafter.

There are limitations to the use of non-GAAP measures. Non-GAAP measures do not present complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported GAAP financial results, and should be viewed in conjunction with the most comparable GAAP financial measures and the provided reconciliations thereto. We believe, however, that these non-GAAP financial measures, when viewed together with our GAAP results and related reconciliations, provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measure can be found in the tables below.

HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$1,256.0	$1,054.3	$2,412.1	$2,010.6
Cost of goods sold	872.8	756.0	1,705.8	1,450.1
Gross profit	383.2	298.3	706.3	560.5
Selling & administrative expenses	192.6	156.1	372.8	308.4
Operating income	190.6	142.2	333.5	252.1
Operating income as a % of Net sales	15.2%	13.5%	13.8%	12.5%
Loss on disposition of business	—	(6.8)	—	(6.8)
Loss on extinguishment of debt	—	(16.8)	—	(16.8)
Pension charge	(4.4)	—	(4.4)	—
Interest expense, net	(12.7)	(12.6)	(25.8)	(27.8)
Other income, net	2.5	0.5	6.1	1.7
Total other expense, net	(14.6)	(35.7)	(24.1)	(49.7)
Income from continuing operations before income taxes	176.0	106.5	309.4	202.4
Provision for income taxes	38.9	16.9	68.5	38.1
Net income from continuing operations	137.1	89.6	240.9	164.3
Less: Net income from continuing operations attributable to noncontrolling interest	(1.5)	(0.8)	(2.8)	(2.2)
Net income from continuing operations attributable to Hubbell Incorporated	135.6	88.8	238.1	162.1
(Loss) income from discontinued operations, net of tax	(13.6)	7.0	64.1	11.4
Net income attributable to Hubbell Incorporated	$122.0	$95.8	$302.2	$173.5

Earnings Per Share:
Basic earnings per share from continuing operations	$2.52	$1.63	$4.41	$2.97
Basic earnings per share from discontinued operations	$(0.25)	$0.13	$1.19	$0.22
Basic earnings per share	$2.27	$1.76	$5.60	$3.19

Diluted earnings per share from continuing operations	$2.51	$1.62	$4.39	$2.95
Diluted earnings per share from discontinued operations	$(0.25)	$0.12	$1.18	$0.21
Diluted earnings per share	$2.26	$1.74	$5.57	$3.16

Cash dividends per common share	$1.05	$0.98	$2.10	$1.96

HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$424.2	$286.2
Short-term investments	13.9	9.4
Accounts receivable (net of allowances of $13.9 and $10.6)	780.5	675.3
Inventories, net	719.5	662.1
Other current assets	96.1	66.8
Assets held for sale - current	—	179.5
TOTAL CURRENT ASSETS	2,034.2	1,879.3
Property, plant and equipment, net	464.8	459.5
Investments	71.9	69.1
Goodwill	1,859.4	1,871.3
Other intangible assets, net	644.1	681.5
Other long-term assets	163.8	143.7
Assets held for sale - non-current	—	177.1
TOTAL ASSETS	$5,238.2	$5,281.5
LIABILITIES AND EQUITY
Short-term debt	$5.8	$9.7
Accounts payable	550.7	532.8
Accrued salaries, wages and employee benefits	91.7	94.7
Accrued insurance	73.0	73.3
Other accrued liabilities	281.7	263.4
Liabilities held for sale - current	—	91.3
TOTAL CURRENT LIABILITIES	1,002.9	1,065.2
Long-term debt	1,436.7	1,435.5
Other non-current liabilities	530.7	521.3
Liabilities held for sale - non-current	—	18.8
TOTAL LIABILITIES	2,970.3	3,040.8
Hubbell Incorporated Shareholders' Equity	2,256.9	2,229.8
Noncontrolling interest	11.0	10.9
TOTAL EQUITY	2,267.9	2,240.7
TOTAL LIABILITIES AND EQUITY	$5,238.2	$5,281.5

HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2022	2021
Cash Flows From Operating Activities Of Continuing Operations
Net income from continuing operations attributable to Hubbell	$238.1	$162.1
Depreciation and amortization	69.4	76.9
Deferred income taxes	(38.4)	6.0
Stock-based compensation expense	16.7	12.8
Provision for bad debt expense	4.4	(0.3)
Loss on disposition of business	—	6.8
Loss on extinguishment of debt	—	16.8
Pension charge	4.4	—
Loss (gain) on sale of assets	1.2	(4.0)
Changes in assets and liabilities, net of acquisitions
Accounts receivable, net	(107.4)	(110.9)
Inventories, net	(61.0)	(32.6)
Accounts payable	22.0	78.5
Current liabilities	25.3	(18.3)
Other assets and liabilities, net	(1.9)	(4.9)
Contributions to defined benefit pension plans	(2.5)	(0.1)
Other, net	3.9	1.0
Net cash provided by operating activities from continuing operations	174.2	189.8
Cash Flows From Investing Activities Of Continuing Operations
Capital expenditures	(41.9)	(36.9)
Acquisition of businesses, net of cash acquired	—	0.1
Proceeds from disposal of business, net of cash	348.6	8.5
Purchases of available-for-sale investments	(23.8)	(6.2)
Proceeds from sales of available-for-sale investments	9.8	3.3
Other, net	1.1	6.6
Net cash provided by (used in) investing activities from continuing operations	293.8	(24.6)
Cash Flows From Financing Activities Of Continuing Operations
Issuance of long-term debt	—	298.7
Payment of long-term debt	—	(300.0)
Payment of short-term debt	(3.8)	(15.6)
Payment of dividends	(113.3)	(106.5)
Debt issuance costs	—	(4.5)
Repurchase of common shares	(150.0)	(11.2)
Other, net	(11.1)	(39.2)
Net cash used by financing activities from continuing operations	(278.2)	(178.3)
Cash Flows From Discontinued Operations:
Cash (used in) provided by operating activities	(44.7)	19.5
Cash used in investing activities	(1.7)	(2.2)
Cash used in financing activities	—	—
Net cash (used in) provided by discontinued operations	(46.4)	17.3
Effect of foreign exchange rate changes on cash and cash equivalents	(6.0)	1.7
Increase in cash, cash equivalents and restricted cash	137.4	5.9
Cash and cash equivalents, beginning of year	286.2	259.6
Cash and cash equivalents within assets held for sale, beginning of year	0.7	1.0
Restricted cash, included in other assets, beginning of year	2.7	—
Less: Restricted cash, included in other assets	2.8	—
Less: Cash and cash equivalents within assets held for sale, end of quarter	—	1.1
Cash and cash equivalents, end of quarter	$424.2	$265.4

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Net income from continuing operations attributable to Hubbell (GAAP measure)	$135.6	$88.8	53%	$238.1	$162.1	47%
Amortization of acquisition-related intangible assets	17.4	19.6		34.9	41.0
Loss on disposition of business	—	6.8		—	6.8
Loss on extinguishment of debt	—	16.8		—	16.8
Pension charge	4.4	—		4.4	—
Subtotal	$21.8	$43.2		$39.3	$64.6
Income tax effects	5.4	10.3		9.8	15.6
Adjusted net income from continuing operations	$152.0	$121.7	25%	$267.6	$211.1	27%

Numerator:
Net income from continuing operations attributable to Hubbell (GAAP measure)	$135.6	$88.8		$238.1	$162.1
Less: Earnings allocated to participating securities	(0.4)	(0.3)		(0.6)	(0.5)
Net income from continuing operations available to common shareholders (GAAP measure) [a]	$135.2	$88.5	53%	$237.5	$161.6	47%

Adjusted net income from continuing operations	$152.0	$121.7		$267.6	$211.1
Less: Earnings allocated to participating securities	(0.4)	(0.4)		(0.7)	(0.7)
Adjusted net income from continuing operations available to common shareholders [b]	$151.6	$121.3	25%	$266.9	$210.4	27%

Denominator:
Average number of common shares outstanding [c]	53.6	54.3		53.8	54.3
Potential dilutive shares	0.3	0.4		0.3	0.4
Average number of diluted shares outstanding [d]	53.9	54.7		54.1	54.7

Earnings per share from continuing operations (GAAP measure):
Basic [a] / [c]	$2.52	$1.63		$4.41	$2.97
Diluted [a] / [d]	$2.51	$1.62	55%	$4.39	$2.95	49%

Adjusted earnings per diluted share from continuing operations [b] / [d]	$2.81	$2.22	27%	$4.93	$3.85	28%

HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Net Sales [a]	$1,256.0	$1,054.3	19%	$2,412.1	$2,010.6	20%

Operating Income
GAAP measure [b]	$190.6	$142.2	34%	$333.5	$252.1	32%
Amortization of acquisition-related intangible assets	17.4	19.6		34.9	41.0
Adjusted operating income [c]	$208.0	$161.8	29%	$368.4	$293.1	26%

Operating margin
GAAP measure [b] / [a]	15.2%	13.5%	+170 bps	13.8%	12.5%	+130 bps
Adjusted operating margin [c] / [a]	16.6%	15.3%	+130 bps	15.3%	14.6%	+70 bps

Electrical Solutions	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Net Sales [a]	$527.5	$465.5	13%	$1,031.8	$889.6	16%

Operating Income
GAAP measure [b]	$79.2	$69.3	14%	$134.0	$118.5	13%
Amortization of acquisition-related intangible assets	3.5	3.3		7.0	6.7
Adjusted operating income [c]	$82.7	$72.6	14%	$141.0	$125.2	13%

Operating margin
GAAP measure [b] / [a]	15.0%	14.9%	+10 bps	13.0%	13.3%	-30 bps
Adjusted operating margin [c] / [a]	15.7%	15.6%	+10 bps	13.7%	14.1%	-40 bps

Utility Solutions	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	Change	2022	2021	Change
Net Sales [a]	$728.5	$588.8	24%	$1,380.3	$1,121.0	23%

Operating Income
GAAP measure [b]	$111.4	$72.9	53%	$199.5	$133.6	49%
Amortization of acquisition-related intangible assets	13.9	16.3		27.9	34.3
Adjusted operating income [c]	$125.3	$89.2	40%	$227.4	$167.9	35%

Operating margin
GAAP measure [b] / [a]	15.3%	12.4%	+290 bps	14.5%	11.9%	+260 bps
Adjusted operating margin [c] / [a]	17.2%	15.1%	+210 bps	16.5%	15.0%	+150 bps

HUBBELL INCORPORATED
Organic Net Sales Growth
(unaudited)
(in millions and percentage change)

Hubbell Incorporated	Three Months Ended June 30,				Six Months Ended June 30,
	2022	Inc/(Dec)%	2021	Inc/(Dec)%	2022	Inc/(Dec)%	2021	Inc/(Dec)%
Net sales growth (GAAP measure)	$201.7	19.1	$216.8	25.9	$401.5	20.0	$215.5	12.0
Impact of acquisitions	—	—	35.8	4.3	—	—	68.7	3.8
Impact of divestitures	(1.3)	(0.1)	(0.6)	(0.1)	(4.0)	(0.2)	(0.6)	(0.1)
Foreign currency exchange	(3.2)	(0.4)	8.1	1.0	(3.5)	(0.1)	9.0	0.6
Organic net sales growth (decline)	$206.2	19.6	$173.5	20.7	$409.0	20.3	$138.4	7.7

Electrical Solutions	Three Months Ended June 30,				Six Months Ended June 30,
	2022	Inc/(Dec)%	2021	Inc/(Dec)%	2022	Inc/(Dec)%	2021	Inc/(Dec)%
Net sales growth (GAAP measure)	$62.0	13.3	$107.8	30.1	$142.2	16.0	$101.0	12.8
Impact of acquisitions	—	—	5.5	1.5	—	—	11.2	1.4
Impact of divestitures	—	—	—	—	—	—	—	—
Foreign currency exchange	(3.7)	(0.8)	6.4	1.8	(4.5)	(0.5)	8.4	1.1
Organic net sales growth (decline)	$65.7	14.1	$95.9	26.8	$146.7	16.5	$81.4	10.3

Utility Solutions	Three Months Ended June 30,				Six Months Ended June 30,
	2022	Inc/(Dec)%	2021	Inc/(Dec)%	2022	Inc/(Dec)%	2021	Inc/(Dec)%
Net sales growth (GAAP measure)	$139.7	23.7	$109.0	22.7	$259.3	23.1	$114.5	11.4
Impact of acquisitions	—	—	30.3	6.3	—	—	57.5	5.7
Impact of divestitures	(1.3)	(0.3)	(0.6)	(0.1)	(4.0)	(0.4)	(0.6)	(0.1)
Foreign currency exchange	0.5	0.1	1.7	0.3	1.0	0.1	0.6	0.1
Organic net sales growth (decline)	$140.5	23.9	$77.6	16.2	$262.3	23.4	$57.0	5.7

HUBBELL INCORPORATED
Adjusted EBITDA from Continuing Operations
(unaudited)
(in millions)

	Three Months Ended June 30,
	2022	2021	Change
Net income from continuing operations	$137.1	$89.6	53%
Provision for income taxes	38.9	16.9
Interest expense, net	12.7	12.6
Other income, net	(2.5)	(0.5)
Depreciation and amortization	34.7	37.6
Loss on disposition of business	—	6.8
Loss on extinguishment of debt	—	16.8
Pension charge	4.4	—
Subtotal	88.2	90.2
Adjusted EBITDA	$225.3	$179.8	25%

	Six Months Ended June 30,
	2022	2021	Change
Net income from continuing operations	$240.9	$164.3	47%
Provision for income taxes	68.5	38.1
Interest expense, net	25.8	27.8
Other income, net	(6.1)	(1.7)
Depreciation and amortization	69.4	76.9
Loss on disposition of business	—	6.8
Loss on extinguishment of debt	—	16.8
Pension charge	4.4	—
Subtotal	162.0	164.7
Adjusted EBITDA	$402.9	$329.0	22%

HUBBELL INCORPORATED
Restructuring and Related Costs from Continuing Operations Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2022	2021	2022	2021	2022	2021
	Costs of goods sold		S&A expense		Total
Restructuring costs	$1.2	$0.8	$0.4	$0.4	$1.6	$1.2
Restructuring related costs (benefit)	1.6	0.3	0.8	0.5	2.4	0.8
Restructuring and related costs (non-GAAP measure)	$2.8	$1.1	$1.2	$0.9	$4.0	$2.0

	Six Months Ended June 30,
	2022	2021	2022	2021	2022	2021
	Costs of goods sold		S&A expense		Total
Restructuring costs	$2.3	$1.3	$0.9	$0.2	$3.2	$1.5
Restructuring related costs (benefit)	2.5	3.4	1.6	(2.4)	4.1	1.0
Restructuring and related costs (non-GAAP measure)	$4.8	$4.7	$2.5	$(2.2)	$7.3	$2.5

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Restructuring and related costs included in Cost of goods sold
Electrical Solutions	$0.9	$0.8	$1.4	$4.1
Utility Solutions	1.9	0.3	3.4	0.6
Total	$2.8	$1.1	$4.8	$4.7
Restructuring and related costs included in Selling & administrative expenses
Electrical Solutions	$0.9	$0.5	$1.9	$(2.8)
Utility Solutions	0.3	0.4	0.6	0.6
Total	$1.2	$0.9	$2.5	$(2.2)

Impact on Income before income taxes from continuing operations	$4.0	$2.0	$7.3	$2.5
Impact on Net income available to Hubbell common shareholders - continuing operations	3.1	1.6	5.6	1.9
Impact on Diluted earnings per share from continuing operations	$0.06	$0.03	$0.10	$0.03

HUBBELL INCORPORATED
Additional Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	June 30, 2022	December 31, 2021
Total Debt	$1,442.5	$1,445.2
Total Hubbell Shareholders’ Equity	2,256.9	2,229.8
Total Capital	$3,699.4	$3,675.0
Total Debt to Total Capital	39%	39%
Less: Cash and Investments	$510.0	$364.7
Net Debt	$932.5	$1,080.5
Net Debt to Total Capital	25%	29%

Free Cash Flow Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net cash provided by operating activities from continuing operations	$188.6	$136.7	$174.2	$189.8
Less: Capital expenditures	(20.5)	(17.6)	(41.9)	(36.9)
Free cash flow	$168.1	$119.1	$132.3	$152.9